                                                                    EXHIBIT 7(a)

                         AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                TCID-SVHH, INC.

                                      AND

                             SHHH ACQUISITION CORP.

                                      AND

                          TCI DEVELOPMENT CORPORATION

                                      AND

                      ADELPHIA COMMUNICATIONS CORPORATION



                                AUGUST 31, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                            Page
                                                                                            ----
1. NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION, BYLAWS.....................   2

1.1 Name of Surviving Corporation..........................................................   2
1.2 Certificate of Incorporation...........................................................   2
1.3 Bylaws; Directors and Officers.........................................................   2
1.4 Filing of Certificate of Merger; Effective Date; Effective Time........................   2
1.5 Effects of Merger......................................................................   2
1.6 Tax-Free Reorganization................................................................   2

2. STATUS AND CONVERSION OF SECURITIES.....................................................   3

2.1 Company Capital Stock..................................................................   3
2.2 Merger Subsidiary Common Stock.........................................................   3

3. CLOSING.................................................................................   4

3.1 Closing; Date and Location.............................................................   4
3.2 Actions to Be Taken at the Closing.....................................................   4
3.3 Closing of Company's Transfer Books....................................................   5

4. REPRESENTATIONS AND WARRANTIES OF COMPANY...............................................   5

4.1 Corporate Standing.....................................................................   5
4.2 Authorization..........................................................................   5
4.3 Title to Assets........................................................................   6
4.4 Agreements with Employees..............................................................   6
4.5 Litigation or Judgments................................................................   6
4.6 Tax Returns and Payments...............................................................   7
4.7 No Liabilities.........................................................................   7
4.8 Compliance with Laws...................................................................   7
4.9 Right of First Refusal.................................................................   7
4.10 HSR Act Filing........................................................................   8
4.11 No Dissenting Shareholder.............................................................   8
4.12 Company Formation.....................................................................   8

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER................................   8

5.1 Status, Power and Authority............................................................   8
5.2 Authorization of Agreement.............................................................   8
5.3 Litigation.............................................................................   9
5.4 Company Shares.........................................................................   9
5.5 Capitalization of the Company..........................................................   9
5.6 Shareholder Representations............................................................  10
5.7 Net Worth..............................................................................  12
5.8 Consummation of Agreement..............................................................  12

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MERGER SUBSIDIARY AND PARENT...............  13

6.1 Status, Power and Authority............................................................  13
6.2 Authorization of Agreement.............................................................  13
6.3 Litigation.............................................................................  14
6.4 HSR Act Filing.........................................................................  14
6.5 No Dissenting Shareholder..............................................................  14
6.6 Consummation of Agreement..............................................................  14

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT.....................................  14

7.1 Status, Power and Authority............................................................  14
7.2 Authorization of Agreement.............................................................  15
7.3 Litigation.............................................................................  15
7.4 Parent's Financial Statements and Condition; Capitalization; Material Adverse Change...  15
7.5 Ownership of Merger Subsidiary Shares..................................................  16
7.6 Parent Common Stock....................................................................  16
7.7 Permits and Licenses...................................................................  16
7.8 Tax Returns and Payments...............................................................  17
7.9 Disclosure.............................................................................  17
7.10 Consummation of Agreement.............................................................  17

8. COVENANTS PENDING THE CLOSING...........................................................  17

8.1 Maintenance of Business................................................................  17
8.2 Access for Investigation...............................................................  18
8.3 Notice.................................................................................  18

9. CONDITIONS TO CLOSING - MERGER SUBSIDIARY AND PARENT....................................  19

9.1 Conditions to Obligations of Merger Subsidiary and Parent..............................  19

10. CONDITIONS TO CLOSING - COMPANY AND SHAREHOLDER........................................  20

10.1 Conditions to Obligations of Company and Shareholder..................................  20

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION............................  21

11.1 Survival of Representations and Warranties............................................  21
11.2 Indemnification.......................................................................  22
11.3 Indemnification with Respect to Third-Party Claims....................................  22

12. TERMINATION............................................................................  26

12.1 Termination by Mutual Agreement.......................................................  26
12.2 Merger Subsidiary's or Parent's Default...............................................  26
12.3 Company's or Shareholder's Default....................................................  26
12.4 Termination by Company or Merger Subsidiary...........................................  26

13. NOTICE.................................................................................  27

14. BROKERAGE COMMISSION...................................................................  28

15. LAWS GOVERNING.........................................................................  28

16. OTHER COVENANTS........................................................................  29

16.1 Tax Returns...........................................................................  29
16.2 Tax Free Reorganization...............................................................  30
16.3 Indemnification of Executives.........................................................  30

17. MISCELLANEOUS..........................................................................  31

17.1 Counterparts; Telecopy................................................................  31
17.2 Assignment............................................................................  31
17.3 Entire Agreement......................................................................  31
17.4 Interpretation........................................................................  31
17.5 Expenses..............................................................................  32
17.6 Confidentiality.......................................................................  32
17.7 Public Announcements..................................................................  32

17.8 Waivers...............................................................................  33
17.9 Partial Invalidity....................................................................  33
17.10 Incorporation by Reference...........................................................  33
17.11 No Presumption Against the Draftsman.................................................  33
17.12 Further Assurances...................................................................  33
17.13 Amendment............................................................................  34
17.14 WAIVER OF JURY TRIAL.................................................................  34

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated August 31, 1998, by and among TCID-SVHH, INC., a Delaware corporation (the "Company"), and SHHH ACQUISITION CORP., a Delaware corporation (the "Merger Subsidiary") (the Company and the Merger Subsidiary being hereinafter sometimes called the "Constituent Corporations"), and TCI DEVELOPMENT CORPORATION, a Colorado corporation (the "Shareholder"), and ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Parent"). Each of Shareholder and Parent is joining as a third party to undertake certain obligations and is not a Constituent Corporation.

RECITALS:

     1. Company owns the Class A Limited Partner interest in Syracuse Hilton Head Holdings, L.P. (the "Partnership Interest"), a Delaware limited partnership existing and operating under the Amended and Restated Syracuse Hilton Head Holdings, L.P. Limited Partnership Agreement dated as of December 31, 1991, as amended (the "Partnership Agreement");

     2. Shareholder owns all of the issued and outstanding shares of capital stock (the "Company Shares") of Company;

     3. Parent, Merger Subsidiary and Shareholder desire that the Merger Subsidiary be merged with and into Company under and pursuant to the Delaware General Corporation Law (the "DGCL") into a single corporation (the "Merger") existing under the laws of the State of Delaware, and Company shall be the surviving corporation in the Merger (Company in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation");

     4.   The Merger is permitted pursuant to the DGCL; and

     5. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Merger Subsidiary shall be merged with and into Company in accordance with the DGCL, Company shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.   NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION, BYLAWS.
     -------------------------------------------------------------------

     1.1  NAME OF SURVIVING CORPORATION.
          -----------------------------

          The name of the Surviving Corporation from and after the Effective Time shall be SHHH Acquisition Corp.

     1.2  CERTIFICATE OF INCORPORATION.
          ----------------------------

          The Certificate of Incorporation of the Merger Subsidiary as in effect on the date hereof shall from and after the Effective Time (as hereinafter defined) be and continue to be the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law.

     1.3  BYLAWS; DIRECTORS AND OFFICERS.
          ------------------------------

          The Bylaws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended as provided therein. The directors and officers of the Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.4  FILING OF CERTIFICATE OF MERGER; EFFECTIVE DATE; EFFECTIVE TIME.
          ---------------------------------------------------------------

          Simultaneously with the Closing, an appropriate Certificate of Merger shall be filed with the Secretary of State of Delaware. The Merger shall become effective immediately upon such filing with the Secretary of State of the State of Delaware, which time is herein referred to as the "Effective Time" and which date is herein referred to as the "Effective Date."

     1.5  EFFECTS OF MERGER.
          -----------------

          The Merger shall have the effects set forth in Section 259 of the DGCL.

     1.6  TAX-FREE REORGANIZATION.
          -----------------------

          The Merger is intended to be a reorganization within the meaning of
          Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

2.   STATUS AND CONVERSION OF SECURITIES.
     -----------------------------------

     The manner and basis of converting the shares of the capital stock of the Constituent Corporations in the Merger and the nature and amount of securities of the Parent which the Shareholder is to receive in exchange for such shares in the Merger are as follows:

     2.1  COMPANY CAPITAL STOCK.
          ---------------------

          (a) At the Effective Time, the Company Shares shall, by virtue of the Merger and without any action on the part of the Parent, the Merger Subsidiary, the Company, the Surviving Corporation or the Shareholder, automatically be canceled and be converted into 2,250,000 shares of Class A common stock, par value $.01 per share, of the Parent (the "Parent Common Stock").

          (b) In the event of any reclassification, stock split, stock dividend, or other subdivision or combination, with respect to the Parent Common Stock, any change or conversion of Parent Common Stock into other securities of the Parent or any other dividend or distribution with respect to the Parent Common Stock prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the number of shares of Parent Common Stock to be received by Shareholder.

          (c) If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     2.2  MERGER SUBSIDIARY COMMON STOCK.
          ------------------------------

          Each share of common stock, par value $.01 per share, of the Merger Subsidiary (the "Subsidiary Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and be one share of the Common Stock of the Surviving Corporation.

3.   CLOSING.
     -------

     3.1  CLOSING; DATE AND LOCATION.
          --------------------------

          The consummation of the transactions contemplated hereby including the Merger shall constitute the "Closing." Unless otherwise mutually agreed to by the parties, the Closing shall take place at 10:00 a.m., local time, at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219. The parties agree to close the transactions contemplated by this Agreement within five (5) days after all of the conditions to Closing have been satisfied or waived, whichever shall later occur, which specified date and time shall constitute the "Closing Date." The Closing will be deemed to have taken place at the Effective Time.

     3.2  ACTIONS TO BE TAKEN AT THE CLOSING.
          ----------------------------------

          At the Closing, the parties will take the following actions and deliver the following documents:

          (a) Company and Merger Subsidiary will cause the certificate of merger to be filed in accordance with Section 1.4 above and will take any and all other lawful actions and do any and all other lawful things necessary to effect the Merger and to enable the Merger to become effective.

          (b) Company will deliver to Merger Subsidiary (1) a certified copy of its certificate of incorporation dated within a recent date of the Closing Date and (2) a certificate dated within a recent date of the Closing Date issued by the State of Delaware as to the good standing of Company in such state; and Merger Subsidiary will deliver to Shareholder (1) certified copies of its corporate charter dated within a recent date of the Closing Date and (2) a certificate dated within a recent date of the Closing Date issued by the State of Delaware as to the good standing of Merger Subsidiary in such state.

          (c) Parent will deliver the Parent Common Stock required to be delivered under Section 2.1 to Shareholder, free and clear of any liens, claims or encumbrances, and Parent will execute and deliver to Shareholder a registration rights agreement in the form of Exhibit 3.2(c) to this Agreement (the "Registration
                       --------------
               Rights Agreement").

          (d) Shareholder, Company, Parent and Merger Subsidiary will execute and deliver such other documents and certificates as are required
               (1) by the
               terms of this Agreement and/or (2) as may be reasonably requested by the other party.

     3.3  CLOSING OF COMPANY'S TRANSFER BOOKS.
          -----------------------------------

          At the Effective Time, Shareholder will cease to have any rights as a shareholder of Company, except for the right to surrender the Company Share certificates in exchange for the Parent Common Stock pursuant to
          Section 2.1 above.  Upon completion of the actions described in
          Section 2.1 above, the stock transfer books of Company will be closed and no transfer of Company Shares will thereafter be made, and the certificates representing the Company Shares held by Shareholder immediately prior to the Effective Time will be cancelled.

4.   REPRESENTATIONS AND WARRANTIES OF COMPANY.
     -----------------------------------------

     Company (solely with respect to the period prior to Closing) and Shareholder, jointly and severally, represent and warrant to the Parent and Merger Subsidiary as of the date of this Agreement and as of the Closing Date, as follows:

     4.1  CORPORATE STANDING.
          ------------------

          Shareholder is the sole shareholder of Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all of the requisite corporate power and authority to own its assets, to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with the terms, covenants and conditions to be performed and complied with by Company hereunder and thereunder.

     4.2  AUTHORIZATION.
          -------------

          (a) All necessary and proper corporate action has been taken to authorize and approve this Agreement and the Company Transaction Documents (as defined in Section 4.2(b) below), the consummation of the transactions contemplated hereby and thereby and the performance by Company of all the terms and conditions hereof and thereof on its part to be performed. The execution and delivery of this Agreement and of the Company Transaction Documents by Company, the consummation of the transactions contemplated hereby and thereby and fulfillment of and compliance with the terms and provisions hereof and thereof do not and will not: (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Company; (ii) conflict with or violate any of the provisions of the charter documents of Company; (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which Company is a party or by which

               Company or any of its assets is bound; or (iv) require the consent or approval of any Person or entity except under the HSR Act.

          (b) This Agreement has been, and each and every other agreement, instrument, certificate or other document to which Company is a party that is to be executed, delivered and performed by Company pursuant hereto, (collectively, "Company Transaction Documents"), when executed and delivered by Company, will have been, duly authorized, executed and delivered by Company and constitutes, or, when executed and delivered by Company will constitute, legal, valid and binding obligations of Company, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general principles of equity.

     4.3  TITLE TO ASSETS.
          ---------------

          Company has not owned and does not own any assets and properties, tangible or intangible, other than the Partnership Interest and the cash used by Company to purchase the Partnership Interest and rights and obligations under a tax-sharing agreement with an affiliate that will be terminated as to Company prior to the Effective Time.

          Company has no interest in Syracuse Hilton Head Holdings, L.P. (the "Partnership") except for the Partnership Interest. The Company has good and valid title to the Partnership Interest, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens")
                                                                      -----
          except as set forth in the Partnership Agreement or imposed by operation of law. Company is not aware of any breach by it of any provision of the Partnership Agreement.

     4.4  AGREEMENTS WITH EMPLOYEES.
          -------------------------

          Company is not a party to any employment agreement and has no employees.

     4.5  LITIGATION OR JUDGMENTS.
          -----------------------

          There is no litigation, at law or in equity, or any proceedings before any commission, agency or other governmental authority, pending or, to the best of Company's knowledge, after due inquiry, threatened against Company, and, to the best of Company's knowledge, after due inquiry, no facts or circumstances exist which could reasonably be expected to give rise to any such litigation or proceedings.

     4.6  TAX RETURNS AND PAYMENTS.
          ------------------------

          Company has timely and properly filed or caused to be filed all tax returns which it is or has been required to file on or prior to the date hereof by any jurisdiction to which it is or has been subject, all such tax returns being true, correct and complete. All income, unemployment, social security, franchise, property and other taxes levied, assessed or imposed upon Company by the United States, or any state, or governmental sub-division of either, to the extent due and payable, have been timely and properly paid to date, and no liability exists for deficiencies. Except as set forth on Schedule 4.6 attached
                                                           ------------
          hereto, as of the date hereof there are no tax audits pending nor any outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return of Company for any period. No tax deficiencies have been determined, nor proposed tax assessments charged, against Company (nor is there any reasonable basis therefor). Company has made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose. Company has otherwise satisfied all applicable laws and agreements with respect to the filing of tax returns and the payment of taxes. Except for obligations under any tax-sharing agreement that will cease to apply to Company at the Effective Time and as to which Company will have no obligations after the Effective Time, Company is not a party to, is not bound by, and does not have any obligation under any tax sharing, tax indemnity, or similar agreement.

     4.7  NO LIABILITIES.
          --------------

          Except for those relating to the Partnership Interest under the Partnership Agreement, at the Effective Time Company will not have any liability of any kind (contingent or otherwise) and to Company's best knowledge there is no basis for the assertion of any claim or liability against Company.

     4.8  COMPLIANCE WITH LAWS.
          --------------------

          Company is in compliance with all applicable foreign, federal, state and local laws, rules, regulations, orders, writs, injunctions, ordinances or decrees of any governing authority, federal, state or local court, or of any municipal or governmental department, commission, board, bureau, agency or municipality having jurisdiction over it.

     4.9  RIGHT OF FIRST REFUSAL.
          ----------------------

          No person or entity has any option, warrant or right of first refusal to purchase either the Partnership Interest or the Company Shares except as provided in the Partnership Agreement.

     4.10 HSR ACT FILING.
          --------------

          Company shall cooperate reasonably with Merger Subsidiary and, to the extent required, shall file or cause to be filed with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") a notification and report on behalf of Company, completed in accordance with applicable law and regulations, with respect to the transactions contemplated hereby, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder.

     4.11 NO DISSENTING SHAREHOLDER.
          -------------------------

          Shareholder is the sole shareholder of Company and, as such, Shareholder has consented to the Merger. Therefore, there are no dissenting shareholders entitled to appraisal as provided under the DGCL.

     4.12 COMPANY FORMATION.
          -----------------

          Since its incorporation the only business activity of Company has been the ownership of the Partnership Interest.


5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER.
     --------------------------------------------------------

     Shareholder represents and warrants to the Parent and Merger Subsidiary as of the date of this Agreement and as of the Closing Date, as follows:

     5.1  STATUS, POWER AND AUTHORITY.
          ---------------------------

          Shareholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own the Company Shares and to execute and deliver this Agreement and to perform and comply with the terms, covenants and conditions to be performed and complied with by Shareholder hereunder and thereunder.

     5.2  AUTHORIZATION OF AGREEMENT.
          --------------------------

          (a) Shareholder has taken all necessary and proper corporate action to authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by Shareholder of all of the terms and conditions hereof on the part of Shareholder to be performed. The execution and delivery by Shareholder of this Agreement and each and every other agreement, instrument, certificate or document to which Shareholder is a party that is to be executed, delivered and performed by Shareholder pursuant thereto (collectively, "Shareholder Transaction Documents"), and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Shareholder, (ii) conflict with any of the provisions of the charter documents of Shareholder, (iii) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Shareholder is a party or by which it is bound, or (iv) require the consent or approval of any person or entity except under the HSR Act.

          (b) This Agreement and the Shareholder Transaction Documents, when executed and delivered by Shareholder, will have been duly authorized, executed and delivered by Shareholder, and this Agreement constitutes, and the Shareholder Transaction Documents, when executed and delivered by Shareholder, will constitute, legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and by general principles of equity.

     5.3  LITIGATION.
          ----------

          There is no litigation, at law or in equity, or any proceedings before any commission or other governmental authority, pending or, to the knowledge of Shareholder, after due inquiry, threatened against Shareholder which could reasonably be expected to impair the ability of Shareholder to consummate the transactions contemplated by this Agreement.

     5.4  COMPANY SHARES.
          --------------

          The Shareholder owns and holds, beneficially and of record, the entire right, title and interest in and to all of the issued and outstanding Company Shares, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge or lien or encumbrance of any kind or nature whatsoever except any liens imposed by operation of law, and has full power and authority to transfer and dispose of the same hereunder.

     5.5  CAPITALIZATION OF THE COMPANY.
          -----------------------------

          The authorized capitalization of Company is 10,000 shares of common stock, par value $1.00 per share. Shareholder owns all of the issued and outstanding shares of common stock of Company. Shareholder is the sole shareholder of Company. There are no options, warrants or other agreements to acquire any securities of Company. The Company Shares are not subject to any preemptive right or other claim.

     5.6  SHAREHOLDER REPRESENTATIONS.
          ---------------------------

          The Shareholder hereby represents and warrants to, and agrees with, the Parent as follows:

          (a) The Shareholder has been furnished with, and has carefully read, the information regarding the Parent previously provided, including the Parent's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 (the "10-K"), Parent's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (the "June 10-Q") and the Registration Rights Agreement. Shareholder is familiar with and understands the terms of the Merger. With respect to tax and other economic considerations involved in this investment, the Shareholder is not relying on the Parent (or any agent or representative of the Parent). The Shareholder has carefully considered and has, to the extent the Shareholder believes such discussion necessary, discussed with the Shareholder's professional legal, tax, accounting and financial advisors the suitability of an investment in the Parent Common Stock for the Shareholder 's particular tax and financial situation and has determined that the Parent Common Stock is a suitable investment for the Shareholder.

          (b) The Shareholder acknowledges that all documents, records and books pertaining to this investment which the Shareholder has reasonably requested have been made available for inspection by the Shareholder and its adviser(s).

          (c) The Shareholder and its adviser(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Parent concerning the issuance of Parent Common Stock in the Merger and all such questions have been answered to their full satisfaction.

          (d) The Shareholder is not subscribing for Parent Common Stock as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or presented at any seminar or meeting.

          (e) The Shareholder, by reason of its business or financial experience or the business or financial experience of its advisers, can be reasonably assumed to have the capacity to protect its interests in connection with the investment in the Parent Common Stock.

          (f) The Shareholder is able to bear the substantial economic risks of an investment in the Parent Common Stock for an indefinite period of time, has no need for liquidity in such investment (except as permitted herein) and, at the present time, could afford a complete loss of such investment.

          (g) The Shareholder has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available in connection with the issuance of Parent Common Stock in the Merger to evaluate the merits and risks of an investment in the Parent Common Stock and to make an informed investment decision with respect thereto.

          (h) The Shareholder acknowledges that the issuance of the Parent Common Stock by the Parent to the Shareholder has not been registered under the Securities Act or any state securities law. Except for transfers of the Parent Common Stock permitted pursuant to the Registration Rights Agreement: (i) the Shareholder will not sell or otherwise transfer the Parent Common Stock without registration under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws or an exemption therefrom; (ii) the Shareholder represents that the undersigned is acquiring the Parent Common Stock for the Shareholder's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act; and (iii) the Shareholder has not offered or sold any portion of the Parent Common Stock being acquired nor does the Shareholder have any present intention of dividing such Parent Common Stock with others or of selling, distributing or otherwise disposing of any portion of such Parent Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance. Except as provided in the Registration Rights Agreement, the Parent has no obligation to register the Parent Common Stock subscribed for hereunder.

          (i) The Shareholder recognizes that investment in the Parent Common Stock involves substantial risks, including loss of the entire amount of such investment.

          (j) The Shareholder acknowledges that each certificate representing the Parent Common Stock shall be stamped or otherwise imprinted with legends substantially in the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE PARENT, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE FEDERAL OR STATE

          SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE PARENT, TO BE EVIDENCED BY AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

                                      and

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE PARENT.

          (k) The Shareholder is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act ("Regulation D").

          (l) The Shareholder understands, acknowledges and agrees with the Parent that no federal or state agency has made any finding or determination as to the fairness of the terms of this offering of Parent Common Stock for investment nor any recommendation or endorsement of the Parent Common Stock, and that the issuance of the Parent Common Stock in the Merger is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which exemptions are in part dependent upon the truth, completeness and accuracy of the statements made by the Shareholder herein.

     5.7  NET WORTH.
          ---------

          Shareholder has, and Shareholder or its successor in interest shall maintain, a sufficient net worth from the date hereof through the Closing Date and for a period of four years after the Closing Date to satisfy Shareholder's obligations hereunder.

     5.8  CONSUMMATION OF AGREEMENT.
          -------------------------

          Shareholder shall perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF MERGER SUBSIDIARY AND PARENT.
     -------------------------------------------------------------------------

     Merger Subsidiary and Parent, jointly and severally, represent and warrant to Company and Shareholder as of the date of this Agreement and as of the Closing Date, as follows:

     6.1  STATUS, POWER AND AUTHORITY.
          ---------------------------

          Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct its business as currently conducted and to execute and deliver this Agreement and to perform and comply with the terms, covenants and conditions to be performed and complied with by Merger Subsidiary hereunder and thereunder. Parent owns all of the issued and outstanding capital stock of Merger Subsidiary.

     6.2  AUTHORIZATION OF AGREEMENT.
          --------------------------

          (a) All necessary and proper corporate action has been taken to authorize and approve this Agreement and the Merger Subsidiary Transaction Documents (as defined in Section 6.2(a) below), the consummation of the transactions contemplated hereby and thereby and the performance by Merger Subsidiary of all of the terms and conditions hereof and thereof on the part of Merger Subsidiary to be performed. The execution and delivery by Merger Subsidiary of this Agreement and each and every other agreement, instrument, certificate or document to which Merger Subsidiary is a party that is to be executed, delivered and performed by Merger Subsidiary pursuant thereto (collectively, "Merger Subsidiary Transaction Documents"), and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Merger Subsidiary, (ii) conflict with any of the provisions of the charter documents of Merger Subsidiary, (iii) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Merger Subsidiary is a party or by which it is bound, or
               (iv) require the consent or approval of any person or entity except under the HSR Act.

          (b) This Agreement has been, and the Merger Subsidiary Transaction Documents, when executed and delivered by Merger Subsidiary, will have been, duly authorized, executed and delivered by Merger Subsidiary, and this Agreement constitutes, and the Merger Subsidiary Transaction Documents, when executed and delivered by Merger Subsidiary, will constitute, legal, valid and binding obligations of Merger Subsidiary, enforceable against Merger Subsidiary in accordance with their respective terms.

     6.3  LITIGATION.
          ----------

          There is no litigation, at law or in equity, or any proceedings before any commission, agency or other governmental authority, pending or, to the best of Merger Subsidiary's knowledge, after due inquiry, threatened against Merger Subsidiary, and, to the best of Merger Subsidiary's knowledge, after due inquiry, no facts or circumstances exist which could reasonably be expected to give rise to any such litigation or proceedings.

     6.4  HSR ACT FILING.
          --------------

          Merger Subsidiary shall, to the extent required, file or cause to be filed with the FTC and the DOJ a notification and report form on behalf of Merger Subsidiary, completed in accordance with applicable law and regulations, with respect to the transactions contemplated hereby, pursuant to the HSR Act and the rules promulgated thereunder.

     6.5  NO DISSENTING SHAREHOLDER.
          --------------------------

          Parent is the sole shareholder of Merger Subsidiary and, as such, Parent has consented to the Merger. Therefore, there are no dissenting shareholders entitled to appraisal as provided under the DGCL.

     6.6  CONSUMMATION OF AGREEMENT.
          -------------------------

          Merger Subsidiary shall perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT
     ---------------------------------------------------

     Parent represents and warrants to Company and Shareholder as of the date of this Agreement and as of the Closing Date, as follows:

     7.1  STATUS, POWER AND AUTHORITY.
          ---------------------------

          Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct its business as currently conducted and to execute and deliver this Agreement and to perform and comply with the terms, covenants and conditions to be performed and complied with by Parent hereunder and thereunder. No approval of Parent's stockholders is required for the Merger or the other transactions contemplated by this Agreement.

     7.2  AUTHORIZATION OF AGREEMENT.
          --------------------------

          (a) Parent has taken all necessary and proper corporate action to authorize and approve this Agreement, the consummation of the transactions contemplated hereby and the performance by Parent of all of the terms and conditions hereof on the part of Parent to be performed. The execution and delivery by Parent of this Agreement and each and every other agreement, instrument, certificate or document to which Parent is a party that is to be executed, delivered and performed by Parent pursuant thereto (collectively, "Parent Transaction Documents"), and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Parent, (ii) conflict with any of the provisions of the charter documents of Parent, (iii) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Parent is a party or by which it is bound, or
               (iv) require the consent or approval of any person or entity except under the HSR Act.

          (b) This Agreement and the Parent Transaction Documents, when executed and delivered by Parent, will have been duly authorized, executed and delivered by Parent, and this Agreement constitutes, and the Parent Transaction Documents, when executed and delivered by Parent, will constitute, legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms.

     7.3  LITIGATION.
          ----------

          There is no litigation, at law or in equity, or any proceedings before any commission or other governmental authority, pending or, to the knowledge of Parent, after due inquiry, threatened against Parent which could reasonably be expected to impair the ability of Parent to consummate the transactions contemplated by this Agreement.

     7.4  PARENT'S FINANCIAL STATEMENTS AND CONDITION; CAPITALIZATION; MATERIAL
          ---------------------------------------------------------------------
          ADVERSE CHANGE.
          --------------

          (a) Parent's financial statements contained in its 10-K and its June 10-Q present fairly the consolidated financial position of Parent and its subsidiaries as of March 31, 1998 and June 30, 1998, respectively, and the consolidated results of their operations for the periods then ended, in conformity with GAAP. The financial statements of Parent contained in the filings made by it with the SEC comply in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto.

          (b) Parent's capitalization (including for this purpose, all outstanding options, warrants and other rights to acquire capital stock or other securities of Parent) as set forth on the June 30, 1998 balance sheet contained in the June 10-Q was accurate as of June 30, 1998. The Parent Common Stock is not subject to any preemptive right, claim or other interest of any person or entity.

          (c) Except as set forth in any public document filed by Parent with the Securities and Exchange Commission, there has not been, since March 31, 1998, any material adverse change in the financial condition, prospects, assets, liabilities, business or results of operations of Parent; or any damage, destruction or loss which could materially and adversely affect the financial condition, results of operations or future prospects of Parent; or, as of the date of this Agreement, any entry into or commitment to a transaction material to Parent's business.

          (d) Parent has timely filed all required forms, reports and documents with the SEC.

     7.5  OWNERSHIP OF MERGER SUBSIDIARY SHARES.
          -------------------------------------

          Parent owns and holds, beneficially and of record, the entire right, title and interest in and to all of the issued and outstanding capital stock of Merger Subsidiary, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge or lien or encumbrance of any kind or nature whatsoever, and has full power and authority to transfer and dispose of the same hereunder. There are no options, warrants, rights, claims or agreements that would permit any person or entity to acquire any of the capital stock of or other interest in Merger Subsidiary.

     7.6  PARENT COMMON STOCK.
          --------------------

          The shares of Parent Common Stock to be issued to Shareholder pursuant to this Agreement will be, when they are issued, duly authorized, validly issued, fully paid and nonassessable, and free and clear of any encumbrance, claim or preemptive right.

     7.7  PERMITS AND LICENSES.
          --------------------

          Parent holds all permits, licenses, approvals and franchises required for the operation of its business as currently conducted. Parent and its affiliates are in material compliance with the terms thereof and have not received any threat or notice of revocation, termination or cancellation of any of such permits, licenses, approvals or franchises.

     7.8  TAX RETURNS AND PAYMENTS.
          -------------------------

          Parent has timely and properly filed or caused to be filed all tax returns which it is or has been required to file on or prior to the date hereof by any jurisdiction to which it is or has been subject, all such tax returns being true, correct and complete. All income, unemployment, social security, franchise, property and other taxes levied, assessed or imposed upon Parent by the United States, or any state, or governmental subdivision of either, to the extent due and payable, have been timely and properly paid to date, and no liability exists for deficiencies. As of the date hereof, there are no tax audits pending nor any outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return of Parent for any period. No tax deficiencies have been determined, nor proposed tax assessments charged, against Parent (nor is there any reasonable basis therefor). Parent has made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose. Parent has otherwise satisfied all applicable laws and agreements with respect to the filing of tax returns and the payment of taxes.

     7.9  DISCLOSURE.
          ----------

          No statement made in the 10-K or the June 10-Q or any public document filed by Parent with the Securities and Exchange Commission since the 10-K, nor any statement, representation or warranty made by Parent in this Agreement or the Parent Transaction Documents (including schedules and exhibits), contains any untrue statement of any material fact or omits a material fact necessary to make the statements contained in this Agreement or such 10-K or such June 10-Q or any public document filed by Parent with the Securities and Exchange Commission since the 10-K or Parent Transaction Documents, in light of the circumstances in which they were made, not misleading.

     7.10  CONSUMMATION OF AGREEMENT.
           -------------------------

          Parent shall perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

8.   COVENANTS PENDING THE CLOSING
      -----------------------------

     8.1  MAINTENANCE OF BUSINESS.
          -----------------------

          Company agrees that prior to the Effective Date:

          (a) Subject to the terms and conditions herein provided, Company shall use commercially reasonable efforts to take, or cause to be taken, such action, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement.

          (b) Except as contemplated by this Agreement, Company shall continue to hold the Partnership Interest and shall not acquire any other assets or properties or incur, assume or become liable for any debts or obligations.

          (c) Between the date hereof and the Effective Time, Company shall not, (i) make any changes in its authorized capital stock; (ii) authorize or issue any securities convertible into, or exchangeable with, the capital stock of Company; (iii) issue any stock options, warrants or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities; (iv) declare or pay any stock dividend or effect any recapitalization, split-up, combination, exchange of shares or other reclassification in respect of its outstanding shares of capital stock; (v) issue, transfer, sell or deliver any shares of its capital stock; (vi) purchase, redeem or otherwise acquire any outstanding shares of its capital stock or any other securities of Company or any rights, warrants or options to acquire any such shares or securities; or (vii) declare, pay or set apart for payment any dividends on, or make any other actual, constructive or deemed distributions in respect of its capital stock or otherwise make any payments to its stockholders in their capacity as such.

          (d) Company shall continue to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed, and shall pay or make full and adequate provision for the payment of all taxes and governmental charges due or payable.

     8.2  ACCESS FOR INVESTIGATION.
          ------------------------

          Company shall afford Merger Subsidiary and its representatives access during normal business hours to the properties and books and records of Company in order that Merger Subsidiary shall have full opportunity to investigate the business affairs of Company.

     8.3  NOTICE.
          ------

          (a) Promptly upon any party becoming aware of the occurrence of, or the impending or threatened occurrence of, any event prior to the Effective Time which would cause any of its representations or warranties contained herein, or in any Schedule or Exhibit, to be inaccurate, that party shall give detailed written notice thereof to the other parties and, if it would constitute a breach of this Agreement, shall use its best efforts to prevent or promptly remedy the same.

          (b) Each party shall refrain from knowingly taking, and shall use commercially reasonable efforts to refrain from knowingly suffering or permitting, any action which would render untrue any of its representations or warranties contained herein.

9.   CONDITIONS TO CLOSING - MERGER SUBSIDIARY AND PARENT.
     ----------------------------------------------------

     9.1  CONDITIONS TO OBLIGATIONS OF MERGER SUBSIDIARY AND PARENT.
          ---------------------------------------------------------

          The obligations of Merger Subsidiary and Parent to consummate the transactions contemplated hereby at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Merger Subsidiary and Parent in writing:

          (a) All of the representations and warranties of Company and Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time; Company and Shareholder shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed or performed, and no event which would constitute a breach of the terms of this Agreement on the part of Company or Shareholder shall have occurred and be continuing at the Closing Date.

          (b) There shall not have occurred any material adverse change in the financial condition, prospects, results of operations, assets, liabilities or business of Company or the Partnership Interest since the date of this Agreement, other than changes in the ordinary course of business or affecting the cable television industry in general.

          (c) An executive officer of each of Company and Shareholder shall have executed and delivered to Merger Subsidiary and Parent on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Merger Subsidiary and Parent to the effect that the conditions set forth in each of the provisions of Section 9.1(a) and (b) of this Agreement have been satisfied in full.

          (d) Company and Shareholder shall have delivered to Merger Subsidiary and Parent complete and correct copies of the corporate resolutions authorizing the execution, delivery and performance of this Agreement, the Company Transaction Documents, the Shareholder Transaction Documents and the Merger and the transactions contemplated hereby, certified to be valid and effective.

          (e) All documents and other items required to be delivered hereunder to Merger Subsidiary and Parent at or prior to Closing shall have been delivered or shall be tendered at the Closing.

          (f) On the Closing Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against any of the parties hereto in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

          (g) All notification and report forms required to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules shall have been filed, and the waiting period required to expire under the HSR Act and rules, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

          (h) All consents and approvals of governmental and regulatory authorities and other persons and entities required to be obtained with respect to the Merger and the other transactions contemplated by this Agreement shall have been obtained.

10.  CONDITIONS TO CLOSING - COMPANY AND SHAREHOLDER.
     -----------------------------------------------

     10.1 CONDITIONS TO OBLIGATIONS OF COMPANY AND SHAREHOLDER.
          ----------------------------------------------------

          The obligations of Company and Shareholder to consummate the transactions contemplated hereby at Closing shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Company and Shareholder in writing:

          (a) All of the representations and warranties of Merger Subsidiary and Parent contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, and Merger Subsidiary and Parent shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed and performed, and no event which would constitute a breach of the terms of this Agreement on the part of Merger Subsidiary or Parent shall have occurred and be continuing at the Closing Date.

          (b) There shall not have occurred any material adverse change in the financial condition, prospects, results of operations, assets, liabilities or business of Parent since the date of this Agreement, other than changes in the ordinary course of business or affecting the cable television industry in general.

          (c) An executive officer of Merger Subsidiary and Parent shall have executed and delivered to Company and Shareholder on the Closing Date a Certificate, dated that date, in form and substance reasonably satisfactory to Company and Shareholder to the effect that the conditions set forth in each of the provisions of Section 10.1(a) and (b) of this Agreement have been satisfied in full.

          (d) Merger Subsidiary and Parent shall have delivered to Company and Shareholder complete and correct copies of the corporate resolutions of Merger Subsidiary and Parent authorizing the execution, delivery and performance of this Agreement, the Merger Subsidiary Transaction Documents, the Parent Transaction Documents, the Merger and the transactions contemplated hereby, certified to be valid and effective.

          (e) On the Closing Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against any of the parties hereto in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

          (f) All notification and report forms required to be filed on behalf of the parties to this Agreement with the FTC and the DOJ under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

          (g) All documents and other items required to be delivered hereunder to Company and Shareholder at or prior to Closing shall have been delivered or shall be tendered at the Closing.

          (h) All consents and approvals of governmental and regulatory authorities and other persons and entities required to be obtained with respect to the Merger and the other transactions contemplated by this Agreement shall have been obtained.

11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
     -----------------------------------------------------------

     11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
          ------------------------------------------

          All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in this Agreement; provided that the representations and warranties contained in this Agreement shall expire and be extinguished three years after the Closing Date, except for representations and warranties relating to (i) title and ownership, which shall survive forever, and (ii) tax matters, which shall survive until the expiration of the statute of limitations with respect to liabilities related thereto, and Shareholder's and Merger Subsidiary's and Parent's rights to make claims based thereon shall likewise expire and be extinguished on such dates, except that any claim made by any of them prior to such dates in accordance with this Agreement shall survive such expiration. Notwithstanding the foregoing, the representations and warranties made by Merger Subsidiary and Parent contained in this Agreement shall expire and be extinguished on the date on which Shareholder shall have disposed of all of the Parent Common Stock which it receives in connection with the Merger, and Shareholder's rights to make claims based thereon shall likewise expire and be extinguished on such date, except that any claim made by Shareholder prior to such date in accordance with this Agreement shall survive such expiration.

     11.2 INDEMNIFICATION.
          ---------------

          (a) Shareholder shall defend, indemnify and hold Merger Subsidiary and Parent harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses (including reasonable attorneys' fees and expenses and costs of suit, including, but not limited to, travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) (individually, a "Loss" and collectively, "Losses") arising out of any and all inaccurate representations and warranties, and out of any and all breaches of covenants, agreements and certifications, made by or on behalf of Company and Shareholder in this Agreement or in any document delivered hereunder and any and all liabilities of Company (except those imposed pursuant to the Partnership Agreement) that are not disclosed to Merger Subsidiary in this Agreement.

          (b) Parent shall defend, indemnify and hold Shareholder harmless from and against any and all Losses arising out of (i) any and all inaccurate representations and warranties, and out of any and all breaches of covenants, warranties, stipulations, agreements and certifications made by or on behalf of Merger Subsidiary or Parent in this Agreement or in any document delivered by Merger Subsidiary or Parent hereunder; and (ii) all debts, liabilities or claims arising out of the business activities of Company subsequent to the Effective Time.

     11.3 INDEMNIFICATION WITH RESPECT TO THIRD-PARTY CLAIMS.
          --------------------------------------------------

          (a) As used herein, a "Third-Party Claim" means a Loss or potential Loss for which indemnification is claimed by Merger Subsidiary or Parent or Shareholder (the "Indemnitee") under the provisions of this Article 11 and which is consequent to a claim against the Indemnitee by a person, corporation, association, partnership or other entity, or an individual, or a government, any political subdivision thereof or a governmental agency by commencement against the Indemnitee of a legal action or proceeding or receipt by the Indemnitee of an assertion of a claim for which indemnification is provided pursuant to this Article 11 by Merger Subsidiary and Parent or Shareholder, as the case may be (the "Indemnitor").

          (b) The Indemnitee will give notice of a Third-Party Claim to the Indemnitor, stating the nature thereof and enclosing copies of any complaint, summons, written assertion of such Third-Party Claim or similar document. No claim for indemnification on account of a Third-Party Claim shall be made and no indemnification therefor shall be available under this Article 11 until the Indemnitee shall have given initial written notice of its claim to the Indemnitor.

          (c) Except as hereinafter provided (including, but not limited to, Section 11.3(d)(ii) hereof), the Indemnitor shall engage counsel to defend a Third-Party Claim, and shall provide notice to the Indemnitee not later than 15 business days following delivery by the Indemnitee to the Indemnitor of a notice of a Third-Party Claim, such notice to include an acknowledgment by the Indemnitor that it will be liable in full to the Indemnitee for any Losses in connection with such Third-Party Claim. The Indemnitee will fully cooperate with such counsel. The Indemnitor will cause such counsel to consult with the Indemnitee as appropriate as to the defense of such claim, and the Indemnitee may, at its own expense, participate in such defense, assistance or enforcement, but except as provided in (d) the Indemnitor shall control such defense, assistance or enforcement. The Indemnitor will cause such counsel engaged by the Indemnitor to keep the Indemnitee informed at all times of the status of such defense, assistance or enforcement.

          (d) (i) Notwithstanding the provisions of Section 11.3(c), the Indemnitee shall have the right to engage counsel and to control the defense of a Third-Party Claim if the Indemnitor shall not have notified the Indemnitee of its appointment of counsel and control of the defense of a Third-Party Claim pursuant to Section 11.3(c) within the time period therein provided.

              (ii) Notwithstanding the engagement of counsel by the Indemnitor, the Indemnitee shall have the right, at its own expense, to engage counsel to participate jointly with the Indemnitor in, and to control jointly with the Indemnitor, the defense of a Third-Party Claim if (x) the Third-Party Claim involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have an ongoing effect on the conduct of the Indemnitee's business, or (y) the Third-Party Claim relates to acts, omissions, conditions, events or other matters occurring after the Closing Date as well as to acts, omissions, conditions, events or other matters occurring prior to the Closing Date.

               (iii) If the Indemnitee chooses to exercise its right to appoint counsel under this Section 11.3(d), the Indemnitee shall deliver notice thereof to the Indemnitor setting forth in reasonable detail why it believes that it has such right and the name of the counsel it proposes to employ. The Indemnitee may deliver such notice at any time that the conditions to the exercise of such right appear to be fulfilled, it being recognized that in the course of litigation, the scope of litigation and the amount at stake may change. The Indemnitee shall thereupon have the right to appoint such counsel.

               (iv) The reasonable fees and expenses of counsel and any accountants, experts or consultants engaged by the Indemnitee in accordance with the provisions of Section 11.3(d)(i) in connection with defending a Third-Party Claim shall be paid by the Indemnitor in accordance with the provisions of this Article 11. If the Indemnitee's employment of counsel is for a Third-Party Claim of the type described in subdivision (ii)(y) of this Section 11.3(d), then subject to the provisions of Section 11.3(e), the amount of fees and expenses so payable by the Indemnitor shall be that fraction of the aggregate of such fees and expenses, the numerator of which is the portion of the amount of any judgment on, or settlement of, such Third Party Claim for which the Indemnitee is indemnified pursuant to this Article 11 and the denominator of which is the total amount of such judgment or settlement, but provided further, if such defense of a Third-Party Claim is
                     ----------------
                     successful (in the sense that as a consequence thereof, there is no Loss (other than such fees and expenses) for which the Indemnitee is indemnified pursuant to this
                     Article 11), the Indemnitee and the Indemnitor will attempt in good faith to reach an agreement on the amount of such fees and expenses so payable by the Indemnitor.



          (e)  (i)   The Indemnitor may, without the Indemnitee's consent,
                     settle any Third-Party Claim solely involving monetary damages only if the amount of such settlement is to be paid entirely by the Indemnitor pursuant to this Article 11.

               (ii) The Indemnitor will not enter into a settlement of a Third-Party Claim which involves a non-monetary remedy against the Indemnitee or which will not be paid entirely by the Indemnitor pursuant to this Article 11 without the written consent of the Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned).

               (iii) The Indemnitee will not enter into a settlement of a Third-
                     Party Claim without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, under the circumstances described in subdivision (i) of Section 11.3(d), if the Indemnitor has accepted all or any portion of the liability for such Third-Party Claim. Otherwise, the Indemnitee shall be free to compromise, defend and settle Third-Party Claims without prejudice to any of its rights hereunder or under applicable law.

               (iv) As to any Third-Party Claim of the type described in subsection (ii)(y) of Section 11.3(d), the Indemnitee and the Indemnitor shall consult as to any proposed settlement. If the Indemnitee notifies the Indemnitor that it wishes to accept a proposed settlement and the Indemnitor is unwilling to do so, if the amount for which the Third-Party Claim is ultimately resolved is greater than the amount for which the Indemnitee could have settled such claim, then
                     (x) the Indemnitee shall be liable only for the amount, if any, which it would have paid had the Third-Party Claim been settled as proposed by the Indemnitee, and (y) all reasonable attorneys' fees and expenses and costs of suit incurred by the Indemnitee subsequent to the time of the proposed settlement shall be paid or reimbursed by the Indemnitor.

               (v) In determining whether to accept or reject any settlement proposal, each party shall act in good faith.

          (f) Notwithstanding the foregoing, in the event of any settlement of, or final judgment with respect to, a Third-Party Claim which relates to acts, omissions, conditions, events or other matters occurring both before and after the Closing Date, the Indemnitee and the Indemnitor shall negotiate in good faith as to the portion of such Third-Party Claim as to which such indemnification is payable.

          (g) The Indemnitee and the Indemnitor shall cooperate with one another in good faith in connection with the defense, compromise or settlement of any claim or action. Without limiting the generality of the foregoing, each party participating in the defense or settlement of any matter shall take steps reasonably designed to ensure that the other party and its counsel are informed at all times of the status of such matter. Neither party shall dispose of, compromise or settle any claim or action in a manner that is not reasonable under the circumstances and in good faith. The Indemnitor and Indemnitee shall enter into such confidentiality and other non-disclosure agreements as the Indemnitee or Indemnitor, as the case may be, shall reasonably request in order to protect trade secrets and other confidential or proprietary information of the Indemnitee or Indemnitor, as the case may be.

12.  TERMINATION.
     -----------

     12.1 TERMINATION BY MUTUAL AGREEMENT.
          -------------------------------

          This Agreement may be terminated prior to Closing (i) by mutual agreement of Company and Shareholder, on the one hand and Merger Subsidiary and Parent, on the other hand or (ii) under Section 12.4 hereof. In such event, this Agreement shall terminate and neither Company and Shareholder, on the one hand nor Merger Subsidiary and Parent, on the other hand shall have any further obligation or liability to the other hereunder, except that Sections 14, 17.5, 17.6 and 17.7 of the Agreement shall survive and continue in full force and effect notwithstanding such termination.

     12.2 MERGER SUBSIDIARY'S OR PARENT'S DEFAULT.
          ---------------------------------------

          In the event that the transactions contemplated by this Agreement are not consummated on the Closing Date (if and as extended) due to Merger Subsidiary's or Parent's failure or refusal to close, and all of the conditions specified in Section 9 shall have been satisfied, Company and Shareholder shall be entitled to pursue any and all of its equitable and legal causes of action against Merger Subsidiary or Parent, including an action for specific performance.

     12.3 COMPANY'S OR SHAREHOLDER'S DEFAULT.
          ----------------------------------

          In the event that the transactions contemplated by this Agreement are not consummated on the Closing Date (if and as extended) due to Company's or Shareholder's failure or refusal to close, and all of the conditions specified in Section 10 shall have been satisfied, Merger Subsidiary and Parent shall be entitled to pursue any and all of its equitable and legal causes of action against Company or Shareholder, including an action for specific performance.

     12.4 TERMINATION BY COMPANY OR MERGER SUBSIDIARY.
          -------------------------------------------

          This Agreement may be terminated by Company or Merger Subsidiary at any time after December 31, 1998 (the "Termination Date") in the event that any condition set forth in Sections 9 or 10 hereof has not been satisfied or tendered by the party owing performance or waived by the party for whose benefit the condition is intended, and upon such termination, neither Company and Shareholder, on the one hand, nor Merger Subsidiary and Parent, on the other hand, shall have any further obligation or liability to the other hereunder, except that Sections 14, 17.5, 17.6 and 17.7 of this Agreement shall survive and continue in full force and effect notwithstanding such termination.

13.  NOTICE.
     ------

     All notices and other communications hereunder shall be in writing and delivered by one of the following methods of delivery: (i) personally,
     (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by overnight courier, or (iv) by legible, confirmed facsimile transmission, in all cases addressed as follows:

          To Parent or Merger Subsidiary:

                    Adelphia Communications Corporation
                    Main at Water Street
                    Coudersport, PA  16915
                    Attn:  James M. Kane
                    Telecopy:  (814) 274-7098

               With a copy to:

                    Buchanan Ingersoll Professional Corporation
                    301 Grant Street, 20th Floor
                    Pittsburgh, PA  15219
                    Attn:  Bruce I. Booken
                    Telecopy:  (412) 562-1041

                    and

                    Adelphia Communications Corporation
                    Main at Water Street
                    Coudersport, PA  16915
                    Attn:  Colin Higgin
                    Telecopy:  (814) 274-6586

               To Company or Shareholder:

                    TCI Development Corporation
                    Terrace Tower Two
                    5619 DTC Parkway
                    Englewood, CO  80111
                    Attn:  William Fitzgerald
                    Telecopy:  (303) 267-6672

                    With a copy to:

                         Sherman & Howard L.L.C.
                         633 Seventeenth Street, Suite 3000
                         Denver, CO  80202
                         Attn:  Peggy Knight
                         Telecopy:  (303) 298-0940

     or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail) or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

14.  BROKERAGE COMMISSION.
     --------------------

     Each party represents and warrants that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each without intervention of any person other than legal counsel. Company and Shareholder, on one hand, and Merger Subsidiary and Parent, on the other, each indemnifies the other and shall hold it harmless against and in respect of any claim against the other for brokerage or other commissions relative to this Agreement and the transactions contemplated hereby.

15.  LAWS GOVERNING.
     --------------

     The construction, interpretation and enforcement of this Agreement and the rights of the parties hereunder shall be governed by the laws of the State of Delaware without regard to any jurisdiction's conflicts of law provisions.

16.  OTHER COVENANTS.
     ---------------

     16.1 TAX RETURNS.
          -----------

          (a) Shareholder will be responsible for the preparation and filing of all tax returns of Company for all periods ending on or before the Closing Date. The federal income, deductions and credits with respect to Company on such returns will be computed consistent with past practices, principles and methods. Prior to filing any such return for a taxable period ending on or before the Closing Date, Shareholder will submit such returns (if the return is a separate return of Company or if such return is a consolidated return, information regarding the reporting of income, deductions and credits with respect to Company shall be provided to Shareholder rather than the consolidated return) to Merger Subsidiary for its review, provided that Merger Subsidiary's approval of such returns or information will not be required.

          (b) Surviving Corporation will prepare or cause to be prepared and file or cause to be filed any tax returns of Company for tax periods which begin before the Closing Date and end after the Closing Date. Prior to filing any such return, Surviving Corporation shall submit such return to Shareholder for its review, provided that Shareholder's approval of such return will not be required. Shareholder will pay to Surviving Corporation within fifteen days after the date on which taxes are paid (e.g. the original due date of the return) with respect to such periods an amount equal to the portion of such taxes which relate to the portion of such taxable period ending on the Effective Time based on the closing of the books of Company at the Effective Time.

          (c) If any dispute arises regarding the amount of taxes payable by Shareholder, the parties shall engage Price Waterhouse Coopers (the "Independent Accountant") to resolve the dispute and shall direct the Independent Accountant in the terms of the engagement that the dispute is required to be resolved within thirty (30) days after such engagement. The Independent Accountant's determination shall be final and binding on the parties. All fees and costs of the Independent Accountant shall be borne pro rata by Shareholder and Surviving Corporation in proportion to the difference between the Independent Accountant's determination of the correct amount of taxes payable by Shareholder and each of Surviving Corporation's and Shareholder's determination of such amount. Pending the Independent Accountant's resolution of any dispute submitted to it pursuant to this Section 16.1(c), Shareholder shall pay to Surviving Corporation the amount of taxes that Shareholder believes it is required to pay. Shareholder shall pay to Surviving Corporation any additional taxes determined by the Independent Accountant to be payable by it within 30 days after the Independent Accountant delivers to Shareholder and Surviving Corporation a written report detailing its determination and the basis therefor. The tax returns filed by Surviving Corporation prior to the Independent Accountant's resolution of the dispute shall be amended by the Surviving Corporation as necessary to reflect the Independent Accountant's determination.

          (d) Shareholder, Parent and Surviving Corporation shall cooperate fully, to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or proceeding with respect thereto.

     16.2 TAX FREE REORGANIZATION.
          -----------------------

          Merger Subsidiary, Parent, Company and Shareholder intend that the transactions contemplated by this Agreement constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and will file all tax returns in a manner consistent therewith. Neither Parent nor Merger Subsidiary shall take or cause to be taken any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     16.3 INDEMNIFICATION OF EXECUTIVES.
          -----------------------------

          (a) To the maximum extent permitted by the DGCL, Parent will cause the Surviving Corporation to indemnify, defend and hold harmless each person who, at any time prior to the Effective Time, is an officer or director of Company (each, an "Executive") against all losses, expenses, damages, liabilities, costs, judgments and amounts paid in settlement of any claim, action, suit, proceeding or investigation based in whole or in part on such person's service as such and to advance amounts needed to cover the expenses incurred by any Executive in connection therewith in advance of final disposition upon the receipt of a written undertaking by the Executive to repay the amounts so advanced if it is ultimately determined that the Executive is not entitled to such indemnification under the DGCL. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effect any indemnification, (i) the Executive will conclusively be deemed to have met the applicable standards for indemnification in connection with the transactions contemplated by this Agreement and (ii) Parent will cause the Surviving Corporation, at the election of the Executive, to direct that the determination of any such approval will be made by independent counsel selected by the Executive and reasonably acceptable to Parent.

          (b) If the Surviving Corporation or any of its successors or assigns merges, consolidates or otherwise combines with any other entity and is not the continuing or surviving entity, or the Surviving Corporation transfers all or substantially all of its assets to any person or entity, it will make proper provision so that such successor assumes the obligations set forth in this Section 16.3.

17.  MISCELLANEOUS.
     -------------

     17.1 COUNTERPARTS; TELECOPY.
          ----------------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

     17.2 ASSIGNMENT.
          ----------

          This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that Merger Subsidiary may assign this Agreement to another wholly owned subsidiary of Parent if such assignment would not result in a breach of this Agreement, without the prior written consent of the other parties.

     17.3 ENTIRE AGREEMENT.
          ----------------

          This Agreement is an integrated document, contains the entire agreement between the parties, and wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter. No change, modification, termination, notice of termination, discharge or abandonment of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto, except that termination or notices of termination which may be effected pursuant to the terms of this Agreement by either party to the Agreement shall be binding if made in writing and signed by the applicable party.

     17.4 INTERPRETATION.
          --------------

          Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections, subsections, Schedules or Exhibits contained in this Agreement are references to the Sections and subsections of this Agreement and the Schedules or Exhibits described on the list immediately following the signature page hereto and attached hereto. All references to the word "including" shall have the meaning represented by the phrase "including without limitation." As used herein, the phrase "after due inquiry" is limited to inquiry within the organization of the particular party, as the case may be.

     17.5 EXPENSES.
          --------

          Except as otherwise expressly provided herein, each party will pay all costs and expenses, including any and all legal and accounting fees, of its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Any HSR Act filing fee will be shared equally by Company and Merger Subsidiary.

     17.6 CONFIDENTIALITY.
          ---------------

          Any and all information obtained by Merger Subsidiary or Parent from Company in connection with the transactions contemplated by this Agreement which is confidential in nature (collectively, the "Evaluation Material") shall be kept strictly confidential by Merger Subsidiary and Parent prior to the Closing Date; provided, however, that any Evaluation Material may be disclosed to agents, employees, officers, directors, investors, advisors and other representatives of Merger Subsidiary who need to know such Evaluation Material (it being agreed that such representatives shall be informed by Merger Subsidiary of the confidential nature of such Evaluation Material and shall be directed to deal with such Evaluation Material confidentially) and, further, may be disclosed to the extent required by law, including applicable securities laws, or by written or oral question or request for information or documents in legal proceedings, interrogatories, subpoenas, civil investigative demands or similar processes. For purposes of this Agreement, the term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Merger Subsidiary or Parent or any Merger Subsidiary or Parent representative in violation of the terms hereof, (ii) was available on a non-confidential basis prior to disclosure to Merger Subsidiary or Parent by Company or any of their directors or any of its directors, officers, employees, agents or representatives, or (iii) becomes available to Merger Subsidiary or Parent on a nonconfidential basis from a source which is not bound by a confidentiality agreement with Company.

     17.7 PUBLIC ANNOUNCEMENTS.
          --------------------

          Neither Merger Subsidiary or Parent, on the one hand, nor Company or Shareholder, on the other hand, shall, without the approval of the other party (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law (including any legal obligation imposed on Parent in connection with its status as a publicly-held corporation), in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     17.8  WAIVERS.
           -------

           Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     17.9  PARTIAL INVALIDITY.
           ------------------

           Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated hereby to be unreasonable.

     17.10 INCORPORATION BY REFERENCE.
           --------------------------

           Any and all Schedules, Exhibits, Recitals, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.

     17.11 NO PRESUMPTION AGAINST THE DRAFTSMAN.
           ------------------------------------

           Each party having been represented in the negotiation of this Agreement, and having had ample opportunity to review the language hereof, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.

     17.12 FURTHER ASSURANCES.
           ------------------

           Each party will execute such documents and take such further actions after the Effective Time as may be reasonably necessary or reasonably requested by another party to carry out the provisions of this Agreement and evidence the Merger and the issuance of the Parent Common Stock.

     17.13 AMENDMENT.
           ---------

           This Agreement may be amended by the parties with the approval of their respective boards of directors at any time before or after approval of this Agreement, if required, by the shareholders of the parties and prior to the Effective Time, but after such approval no amendment will be made that is adverse to such shareholders or otherwise materially adversely affects the rights of such shareholders without their further approval.

     17.14 WAIVER OF JURY TRIAL.
           --------------------

           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND SOPHISTICATED ISSUES THAT WOULD BE DIFFICULT FOR A LAYPERSON TO RESOLVE, AND THEREFORE IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND HAS CONSIDERED ITS IMPLICATIONS WITH THE ADVICE OF LEGAL COUNSEL. THE WAIVER OF THE RIGHT TO JURY TRIAL BY THE OTHER PARTIES IS A MATERIAL CONSIDERATION FOR SUCH PARTY IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers on the day and year first above written.

                            ADELPHIA COMMUNICATIONS CORPORATION

                            By:  /s/ Michael J. Rigas
                                ------------------------------
                              Name:    Michael J. Rigas
                                    --------------------------
                              Title:  Executive Vice President
                                     -------------------------

                            SHHH ACQUISITION CORPORATION

                            By:  /s/ Michael J. Rigas
                                ------------------------------
                              Name:    Michael J. Rigas
                                    --------------------------
                              Title:  Executive Vice President
                                     -------------------------

                            TCID-SVHH, INC.

                            By:  /s/ William Fitzgerald
                                ------------------------------
                              Name: William Fitzgerald
                                   ---------------------------
                              Title:__________________________



                            TCI DEVELOPMENT CORPORATION

                            By:  /s/ William Fitzgerald
                                ------------------------------
                              Name: William Fitzgerald
                                   ---------------------------
                              Title:__________________________

                                EXHIBIT 3.2(C)

                      ADELPHIA COMMUNICATIONS CORPORATION
                         REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT, made as of the ______________ day of ___________________,
1998, by and among TCI DEVELOPMENT CORPORATION, a Colorado corporation ("TCI"), and ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, TCI has acquired a number of shares of the Class A Common Stock of the Company, par value $.01 (the "Common Stock") pursuant to that certain Agreement and Plan of Merger by and among TCID-SVHH, Inc., SHHH Acquisition Corp., TCI and the Company, dated August 31, 1998 (the "Merger Agreement"); and

     WHEREAS, TCI and the Company have reached the agreements set forth herein and desire to provide that the Registrable Securities (as defined herein) shall be held by TCI subject to the rights described herein.

     NOW, therefore, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Definitions.  For purposes of this Agreement:
          -----------

          (a) The term "Act" means the Securities Act of 1933, as amended, or any other statute in effect from time to time corresponding to such act.

          (b) The term "Commission" means the Securities and Exchange Commission, or any successor agency thereto.

          (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

          (d) The term "Registrable Securities" means (i) the shares of Common Stock issued to TCI pursuant to the Merger Agreement and held by the Holders (as herein defined) and (ii) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock. Registrable Securities, if transferred pursuant to an exemption from registration under the Act, will no longer be Registrable Securities except to the extent they shall be held by a Holder.

          (e) The term "Holder" or "Holders" means (i) TCI and (ii) any other person or entity holding Registrable Securities to whom these registration rights have been transferred in accordance with Section 9 of this Agreement.

     2.   Request for Registration.
          ---------------------------

          (a) If, at any time after the first anniversary of the date of this Agreement, the Company shall receive a written request (specifying that it is being made pursuant to this Section 2) from the Holders that the Company file a registration statement or similar document under the Act covering Registrable Securities held by such Holders (a "Registration Statement"), then the Company shall promptly use its best efforts to file a Registration Statement and to effect such registration of all Registrable Securities that Holders have requested be so registered to be registered under the Act. The Company shall be obligated to effect only two registrations pursuant to this Agreement, and shall not be obligated to effect a registration to the extent that the Holders may sell all their Registrable Securities without being subject to a holding period or volume limitations and without such Holders being required to deliver a prospectus in connection therewith under the Act.

          (b) Notwithstanding the foregoing, in the event that prior to the first anniversary of the date hereof TCI is required to dispose of Registrable Securities in order to decrease the ownership interests attributed to TCI and its affiliates so that TCI and its affiliates would not be deemed to have an "attributable interest" in the Company under the horizontal attribution rules of the Federal Communications Commission, TCI may request the Company to file a Registration Statement prior to the first anniversary of the date of this Agreement without such registration counting towards the two demand registrations permitted pursuant to Section 2(a) above, and the Company shall promptly use its best efforts to do so and to effect the registration of such Registrable Securities under the Act; provided, however, that to the extent any such request pursuant to this Section 2(b) is delivered to the Company within 45 days prior to the first anniversary of this Agreement, such request shall be deemed to count as one of the two demand registrations granted pursuant to
Section 2(a).

          (c) The Company shall cause Registration Statements filed in connection with a demand under Sections 2(a) or (b) to be effective continuously for one hundred twenty (120) days from the date of initial effectiveness of the Registration Statement (provided that such period shall be extended by the length of time during which TCI is blocked from selling the Registrable Securities pursuant to Sections 2(d) and 8 of this Agreement), or until the earliest date upon which all Registrable Securities held by Holders either (i) have been sold by them or (ii) may be sold by them without being subject to a holding period or volume limitations and without such Holders being required to deliver a prospectus in connection therewith under the Act.

          (d) Notwithstanding the foregoing, the Company may request the Holders not to (and upon such request the Holders hereby agree not to) make any sales pursuant to an effective Registration Statement for up to two periods of thirty (30) days, as the Company shall specify, provided that the Company shall furnish to each such Holder a certificate signed by the President, the Chief Executive Officer or a Vice President of the Company stating that, in the good faith judgment of the Company, such registration and offering would materially interfere with or otherwise materially adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time.

     3.   Obligations of the Company.  Whenever required under Section 2 to use
          --------------------------
its best efforts to effect the registration of any Registrable Securities, the Company shall, as promptly as practicable:

          (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the applicable periods stated under Section 2. In connection therewith, the Company shall notify Holders of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and consistent with the Company's past practices, prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the prospectus current and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

          (c) Notify the Holders, (i) when the Registration Statement becomes effective, (ii) when the filing of a post-effective amendment to the Registration Statement or supplement to the prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or any prospectus relating thereto or for additional information, and (iv) of the entry of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose;

          (d) Furnish to the Holders and deliver as directed by them a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, such numbers of copies of a prospectus, including a preliminary prospectus or supplement, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (e) Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

          (f) Cause such Registrable Securities covered by the Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market on which the Registrable Securities are then listed or traded upon the sale of such Registrable Securities pursuant to the Registration Statement.

     4.   Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. In addition, the Holders agree to promptly provide the Company written notice of sales of Registrable Securities (including share amounts) upon request by the Company in writing.

     5.   Expenses of Registration.  All expenses incurred in connection with a
          ------------------------
Registration Statement pursuant to Section 2 (excluding underwriters' discounts and commissions), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, but not including fees and disbursements of counsel, consultants or other advisors for the selling Holders, shall be borne by the Company.

     6.   Indemnification and Contribution.  In the event any Registrable
          --------------------------------
Securities are included in a registration statement under this Agreement:

          (a) To the extent not prohibited by law the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person or entity, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act") against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act or the 1934 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Holder, such underwriter, or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent not prohibited by law, each Holder requesting or joining in a registration will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company (within the meaning of the Act or the 1934 Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is affected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and (unless the interest of the indemnifying party conflicts with that of the indemnified party) the indemnifying party shall have the right to participate at its own expense in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The omission so to notify the indemnifying party as provided herein will not relieve the indemnifying party of any liability that he may have to any indemnified party under this Section, except to the extent such failure to notify an indemnifying party actually prejudices his ability to defend such action.

          (d) In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (i) any party entitled to indemnification under this Agreement makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification cannot be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any party in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied (or omitted to be supplied) by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds of all such Registrable Securities sold by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     7.   Reports Under Securities Exchange Act of 1934.  The Company agrees to
          ---------------------------------------------
use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times from the date on which sales may first be made by the Holders under Rule 144 so long as the Holders shall hold Registrable Securities.

     8.   Lockup Agreement.   In consideration for the Company agreeing to its
          ----------------
obligations under this Agreement, in the event that each of the directors and executive officers of the Company, John J. Rigas and the members of the immediate family of John J. Rigas execute an agreement not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Common Stock of the Company of which they are the beneficial owners (other than (a) those included in the registration and (b) sale transactions not involving a public offering, provided that the transferee of such person as a condition thereto and in connection therewith, agrees to be bound by such restriction), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 120 days from the effective date of such registration as the Company or the underwriters may specify, each Holder shall agree in connection with any registration of the Company's securities for sale by the Company to the general public, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, on the same terms not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than (a) those included in the registration and (b) sale transactions not involving a public offering, provided that the transferee of such Holder as a condition thereto and in connection therewith, agrees to be bound by and joins into this Section 8), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 120 days from the effective date of such registration as the Company or the underwriters may specify; provided, however, that such restrictions on sales by Holders shall not apply if a request for registration has been made by Holders prior to the receipt of a notice from the Company or its underwriters under this Section 8. During any period that sales of Registrable Securities by the Holder are restricted under this Section, at the Holder's request, the Company will give written notice to the Holder as soon as the restrictions on sale terminate. The Company hereby agrees to give Holder among other things written notice of the filing of a registration statement for a proposed underwritten offering to which the restrictions in this Section 8 could apply if so requested.

     9.   Transfer of Registration Rights.  The registration rights of the
          -------------------------------
Holders under Section 2 may be not transferred except to a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI Parent") or any successor to TCI Parent by merger, consolidation or otherwise, provided that any such transferee agrees in writing to be bound by the terms of and joins in this Agreement as a Holder in all respects hereunder. The Company shall be given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned. This Agreement shall inure to the benefit of and be binding on the successors and assigns of the Company, and of the Holders hereto which successors and assigns are permitted to become Holders under this
Section 9.

     10.  No Piggyback Registrations. The Company hereby covenants and agrees
          --------------------------
with TCI that it will not permit any holder or prospective holder of its securities to register such securities on any Registration Statement filed pursuant to this Agreement.

     11.  Entire Agreement.  This Agreement and the documents referred to herein
          -----------------
constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations relating thereto.

     12.  Governing Law.  This Agreement, together with the rights and
          -------------
obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to any jurisdiction's conflicts of laws provisions.

     13.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14.  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are for convenience only and are not to be considered in construing or interpreting this Agreement.

     15.  Notices. Any notice, request or other communication required or
          -------
permitted under this Agreement shall be given in writing and shall be deemed to be effectively given upon

(i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery, (iii) facsimile transmission confirmed through an electronic confirmation report received at the sending machine, or (iv) the expiration of three (3) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed, in each case, as follows:

          If to the Company:

               Adelphia Communications Corporation
               Attn:  Timothy J. Rigas
               Main at Water Street
               Coudersport, Pennsylvania  16915
               Telephone: (814) 274-9830
               Facsimile: (814) 274-7098

               with a copy to:

               Colin Higgin, Esq.
               Adelphia Communications Corporation
               Main at Water Street
               Coudersport, PA 16915
               Telephone: (814) 274-9830
               Facsimile: (814) 274-7098

               and an additional copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre
               301 Grant Street, 21st Floor
               Pittsburgh, Pennsylvania 15219
               Attn:  Bruce I. Booken, Esq.
               Telephone:  (412) 562-8839
               Facsimile:  (412) 562-1041

          If to TCI:

               TCI Development Corporation
               ---------------------------
               Terrace Tower Two
               -----------------
               5619 DTC Parkway
               ----------------
               Englewood, CO  80111
               --------------------
               Attn:  William Fitzgerald
               -------------------------
               Telecopy:  (303) 267-6672
               -------------------------

               With a copy to:

               Sherman & Howard L.L.C.
               -----------------------
               633 Seventeenth Street, Suite 3000
               ----------------------------------
               Denver, CO  80202
               -----------------
               Attn:  Peggy Knight
               -------------------
               Telecopy:  (303) 298-0940
               -------------------------


or at such other address as any party may designate by ten (10) days advance written notice to the other party in accordance with the provisions of this Paragraph.

     16.  Amendments.  This Agreement may not be amended without the written
          ----------
consent of the Company and the Holders of at least a majority in interest of the then outstanding Registrable Securities held by all Holders.

                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized representative as of the day first above written.

                              COMPANY:

                              ADELPHIA COMMUNICATIONS CORPORATION

                              By: /s/ Michael J. Rigas
                                 -----------------------------
                              Name:  Michael J. Rigas
                                   ---------------------------
                              Title: Executive Vice President
                                    --------------------------

                              TCI:

                              TCI DEVELOPMENT CORPORATION


                              By:  /s/ William Fitzgerald
                                 -----------------------------
                              Name:  William Fitzgerald
                                    --------------------------
                              Title:__________________________

                                 SCHEDULE 4.6


1. Federal income tax audits for the years 1987 through and including 1995 are pending.

2. Company has waived the statute of limitations as to federal income tax returns for the years 1987 through and including 1994.